Distribution – CFST I & CFVIT

Schedule I

As of June 23, 2014

Registrant	FUNDS
Columbia Funds Series Trust I	Active Portfolios Multi-Manager Alternative Strategies Fund
Active Portfolios Multi-Manager Core Plus Bond Fund
Active Portfolios Multi-Manager Growth Fund
Active Portfolios Multi-Manager Small Cap Equity Fund
CMG Ultra Short Term Bond Fund
Columbia Balanced Fund
Columbia Bond Fund
Columbia California Tax-Exempt Fund
Columbia Connecticut Intermediate Municipal Bond Fund
Columbia Contrarian Core Fund
Columbia Corporate Income Fund
Columbia Diversified Real Return Fund
Columbia Dividend Income Fund
Columbia Emerging Markets Fund
Columbia Global Dividend Opportunity Fund
Columbia Global Energy and Natural Resources Fund
Columbia Global Inflation-Linked Bond Plus Fund
Columbia Greater China Fund
Columbia High Yield Municipal Fund
Columbia Intermediate Bond Fund
Columbia Intermediate Municipal Bond Fund
Columbia International Bond Fund
Columbia Large Cap Growth Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia Mid Cap Growth Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia New York Tax-Exempt Fund
Columbia Oregon Intermediate Municipal Bond Fund
Columbia Pacific/Asia Fund
Columbia Real Estate Equity Fund
Columbia Risk Allocation Fund
Columbia Select Large Cap Growth Fund
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Value Fund I
Columbia Strategic Income Fund
Columbia Tax-Exempt Fund
Columbia Technology Fund
Columbia U.S. Treasury Index Fund
Columbia Value and Restructuring Fund

Distribution – CFST I & CFVIT

Columbia Funds Variable Insurance Trust	Columbia Variable Portfolio – Asset Allocation Fund
Columbia Variable Portfolio – Contrarian Core Fund
Columbia Variable Portfolio – Core Bond Fund
Columbia Variable Portfolio – Managed Volatility Conservative Fund
Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund
Columbia Variable Portfolio – Managed Volatility Growth Fund
Columbia Variable Portfolio – Multi-Strategy Alternatives Fund
Columbia Variable Portfolio – Select Large Cap Growth Fund
Columbia Variable Portfolio – Small Cap Value Fund
Columbia Variable Portfolio – Small Company Growth Fund
Columbia Variable Portfolio – Strategic Income Fund
Variable Portfolio – AQR Managed Futures Strategy Fund
Variable Portfolio – Goldman Sachs Commodity Strategy Fund
Variable Portfolio – Multi-Manager Diversified Income Fund
Variable Portfolio – Multi-Manager Interest Rate Adaptive Fund
Variable Portfolio – Pyrford International Equity Fund

Distribution – CFST I & CFVIT

IN WITNESS THEREOF, the parties hereto have executed the foregoing Schedule I as of June 23, 2014.

COLUMBIA FUNDS SERIES TRUST I COLUMBIA FUNDS VARIABLE INSURANCE TRUST

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Financial Officer

COLUMBIA MANAGEMENT INVESTMENT DISTRIBUTORS, INC.

By:	/s/ Jeffrey F. Peters
Name:	Jeffrey F. Peters
Title:	Managing Director and Head of Global Institutional Distribution